Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-144376 of Brightec, Inc. of our report dated February 16, 2007 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ CARLIN, CHARRON & ROSEN LLP

CARLIN, CHARRON & ROSEN LLP

Westborough, MA
November 30, 2007